Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 13, 2015, with respect to the financial statements of Aspireo Pharmaceuticals Limited included in the Registration Statement (Form F-1) and related Prospectus of Cortendo plc for the registration of its ordinary shares.

August 28, 2015	/s/ KOST FORER GABBAY & KASIERER

Tel-Aviv, Israel	A Member of Ernst & Young Global